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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement Nos. 333-121642 and 333-130787 on Form S-8 of our reports dated February 24, 2009, relating to the financial statements of Bill Barrett Corporation, and the effectiveness of Bill Barrett Corporation's internal control over financial reporting, appearing in this Annual Report on Form 10-K of Bill Barrett Corporation for the year ended December 31, 2008.

/s/ Deloitte & Touche LLP

Denver, Colorado
February 24, 2009

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM